UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

RESOURCE REAL ESTATE

INVESTORS 6, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53652

Delaware	37-1548084
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Crescent Drive

Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

(Address of principal executive offices, including zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2017, RRE Park Hill Holdings, LLC (“RRE Park Hill”), a wholly-owned subsidiary of Resource Real Estate Investors 6, L.P., entered into that certain Agreement of Purchase and Sale (the “Agreement”) between RRE Park Hill and Knightvest Acquisitions, LLC (“Buyer”), pursuant to which RRE Park Hill will sell to Buyer an apartment complex located in San Antonio, Texas for approximately $19.5 million. The Agreement is subject to customary representations and warranties and is expected to close on or before June 2, 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	RESOURCE REAL ESTATE INVESTORS 6, L.P.
By: Resource Capital Partners, Inc., its general partner

By: /s/ Kevin M. Finkel
Name: Kevin M. Finkel
Title: President